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ASA (BERMUDA) LIMITED                                               DIRECT DIAL:
Canon's Court                                                 TEL (441) 298 3246
22 Victoria Street                                            FAX (441) 298 4169
Hamilton HM12
Bermuda                                                                YOUR REF:

                                                                    APPLYBY REF:
                                                                 FAB/ag/127330.5



Dear Sirs                                                         6 October 2004

REGISTRATION STATEMENT ON FORM N-14

We have acted as legal counsel in Bermuda to ASA (Bermuda) Limited, a Bermuda exempted company (the "Company"), in connection with the filing of a registration statement on Form-14 (the "Registration Statement") with the U.S. Securities and Exchange Commission ("SEC"), registering 9,600,000 shares of the Company (the "Shares") to be issued pursuant to an Agreement and Plan of Reorganisation by and between the Company and ASA Limited, a South African public limited liability company.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the
"Documents") together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

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APPLEBY Logo                                               ASA (BERMUDA) LIMITED

                                                                  6 October 2004


(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)   the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents (other than the Directors or Officers of the Company);

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete; and

(f) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors of the Company as unanimous written resolutions of the Board and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1. The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name under the laws of Bermuda.

2. When duly issued and paid for pursuant to and in accordance with the terms of the Registration Statement and the Resolutions, the Shares will be validly issued, fully paid, non-assessable shares of the Company.

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APPLEBY Logo                                               ASA (BERMUDA) LIMITED

                                                                  6 October 2004


RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid Shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of the Shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-Laws of the Company after the date on which they became a shareholder if and so far as the alteration requires them to take, or subscribe for additional Shares, or in any way increases their liability to contribute to the share capital of, or otherwise to pay money to the Company.

DISCLOSURE

This opinion is addressed to you in connection with the filing of the Registration Statement with the SEC. We consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the caption "Bermuda Tax Consequences" and "Legal Matters" in the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal

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APPLEBY Logo                                               ASA (BERMUDA) LIMITED

                                                                  6 October 2004


proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully


/s/ Appleby Spurling Hunter
-----------------------------
APPLEBY SPURLING HUNTER

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APPLEBY Logo                                               ASA (BERMUDA) LIMITED

                                                                  6 October 2004


                                    SCHEDULE

      1.   A copy of the Registration Statement on Form N-14.

      2. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 30 April, 2003 for the Company.

      3. A certified copy of resolutions which were unanimously adopted by the Board of Directors of the Company on 29 September 2004 (the "Resolutions").

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